EXHIBIT NO. 1

                LETTER OF WILSON, HAAG & CO., P.C.







                     Wilson, Haag & Co., P.C.
                   Certified Public Accountants
        418 S. Polk - P.O. Box 590, Amarillo, Texas 79105
               (806) 372-3331 - Fax (806) 372-3355

                          July 10, 1997


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4 of the current report on Form 8-K of Lyric Energy, Inc. for July 9, 1997, and we agree with the statements contained therein insofar as they relate to our firm.


                          Very truly yours,

                          WILSON, HAAG & CO., P.C.

                          /s/ Jeff Jackson
                          Jeff Jackson